PacBio Announces First Quarter 2025 Financial Results

MENLO PARK, Calif., May 08, 2025 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended March 31, 2025.

First quarter results:

	Q1 2025	Q1 2024
Revenue	$37.2 million	$38.8 million
Instrument revenue	$11.0 million	$19.0 million
Consumable revenue	$20.1 million	$16.0 million
Service and other revenue	$6.0 million	$3.8 million
RevioTM systems	12	28
VegaTM systems	28	—
Annualized Revio pull-through per system	~$236,000	~$254,000
Cash, cash equivalents, and investments	$343.1 million	$561.9 million
Gross margin, operating expenses, net loss, and net loss per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.
GAAP gross profit for the first quarter of 2025 was negative $1.4 million, which included charges related to our restructuring announced on April 9, 2025, compared to a gross profit of $11.3 million for the first quarter of 2024. GAAP gross margin in the first quarter of 2025 included $7.7 million in restructuring-related inventory charges, $4.3 million of amortization of acquired intangible assets, and a $4.1 million loss on purchase commitments. Non-GAAP gross profit for the first quarter of 2025 was $15.0 million compared to $12.6 million for the first quarter of 2024 and a non-GAAP gross margin of 40% in the first quarter of 2025 compared to 33% for the first quarter of 2024.
GAAP operating expenses totaled $427.6 million for the first quarter of 2025, compared to $92.6 million for the first quarter of 2024. Non-GAAP operating expenses totaled $61.7 million for the first quarter of 2025, compared to $87.2 million for the first quarter of 2024. First quarter 2025 GAAP operating expenses include $381.8 million of charges associated with the Company's restructuring efforts and re-focus on its long-read business, partially offset by an $18.7 million decrease in the change in the fair value of the contingent consideration. GAAP and non-GAAP operating expenses for the first quarter of 2025 and the first quarter of 2024 included non-cash share-based compensation of $8.0 million and $17.4 million, respectively.
GAAP net loss for the first quarter of 2025 was $426.1 million, compared to $78.2 million for the first quarter of 2024. Non-GAAP net loss for the first quarter of 2025 was $44.4 million, compared to $71.4 million for the first quarter of 2024.
GAAP net loss per share for the first quarter of 2025 was $1.44, compared to $0.29 for the first quarter of 2024. Non-GAAP net loss per share for the first quarter of 2025 was $0.15 compared to $0.26 for the first quarter of 2024.
Updates since PacBio's last earnings release
•Initiated a company-wide restructuring plan to reduce operating expenses and sharpen our strategic focus to concentrate resources on the long-read business. The initiative is expected to lower annualized non-GAAP operating expenses by approximately $45 million to $50 million by the end of 2025.
•Entered into a licensing agreement with The Chinese University of Hong Kong (CUHK) and Centre for Novostics to enhance current methylation detection capabilities in HiFi sequencing and implement new deep learning models to enable native detection of 5hmC, hemimethylated 5mC, and 6mA. These capabilities are expected to be delivered through software updates to Revio™ and Vega™ systems and support expanded use in cancer research, neuroscience, and liquid biopsy applications.

•Selected by the Davos Alzheimer’s Collaborative (DAC) as sequencing partner for a new initiative to advance Alzheimer’s disease research in North Africa. PacBio HiFi sequencing will be used to help develop a high-quality, comprehensive multi-omics dataset from underrepresented populations, supporting DAC’s global research efforts in neurodegenerative disease.
•Published results demonstrating HiFi’s ability to resolve highly similar paralogous genes, historically a major challenge in human genetics. The study showed HiFi sequencing enables a more complete characterization of gene families such as SMN1/SMN2 and CYP21A1P/CYP21A2, with potential applications in rare disease diagnostics and carrier screening.
•Appointed Jim Gibson as Chief Financial Officer, effective March 31, 2025. Mr. Gibson brings more than three decades of financial leadership experience in life sciences and technology, including roles at Tesla, Netflix, Apple, and Affymetrix.
“We are off to a solid start to the year, highlighted by a full quarter of shipments of the Vega platform, record consumables revenue and improved non-GAAP gross margin,” said Christian Henry, President and Chief Executive Officer. “At the same time, we remain cautious given the current macroeconomic environment, including uncertainty around academic funding and the potential impact of trade policy developments. In response, in early April we proactively restructured the organization to reduce cost and sharpen our focus on long-read innovation. These changes are intended to position PacBio to navigate near-term challenges while continuing to drive toward our goal of achieving cash flow breakeven exiting 2027.”
Independent Investigation
We recently received a letter from an attorney representing an employee impacted by our recent reduction in force that made certain allegations regarding employment practices and cybersecurity matters. The Company has formed a committee of independent directors to investigate the allegations with its advisors. The Company does not believe that the outcome of the investigation will have any impact on the current, or any previously reported, financial results. Further, we are not aware of any historical or current material cybersecurity breaches. The ongoing investigation may impact the Company’s ability to timely file its Form 10-Q for the first quarter of 2025.
Quarterly Conference Call Information
Management will host a quarterly conference call to discuss its first quarter ended March 31, 2025, results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1-888-349-0136, if outside the U.S., by dialing 1-412-317-0459, requesting to join the “PacBio Q1 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies, which include our HiFi long-read sequencing, address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit (loss) and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.

PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. PacBio excludes recurring charges from its non-GAAP financial statements, including amortization of intangible assets and changes in fair value of contingent consideration, and further excludes infrequent and limited charges including impairment charges, restructuring related expenses for discrete restructuring events and gains or losses on the extinguishment of debt. The amortization of acquired intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting during the year ended December 31, 2021. The amortization related to these intangible assets will occur in future periods until they are fully amortized.
Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.
PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. PacBio is unable to reconcile future-looking non-GAAP guidance included in this press release without unreasonable effort because certain items that impact this measure are out of PacBio's control and/or cannot be reasonably predicted at this time.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to PacBio’s cost-saving plans and initiatives as well as the expected financial impact and timing of these plans and initiatives; PacBio’s financial guidance and expectations for future periods; developments affecting our industry and the markets in which we compete, including the impact of new products and technologies and tariffs; anticipated future customer use of our products; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; and, our expectations as to the timing and outcome of our independent committee investigation, the filing of our periodic reports, and the investigation’s expected financial and operational impacts. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of tariffs and export restrictions; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability; risks related to our ongoing independent investigation, including the possible discovery of new information in the course investigation and any related expansion of the investigation’s scope and/or extension of its timing; the findings, conclusions and recommendations of the independent committee, which may include, among other things, findings resulting in material weaknesses; the Board and PacBio’s response to the independent committee’s findings, conclusions and recommendations, including possible significant costs associated with the implementation of remedial measures; the review of our independent registered public accounting firm of the independent committee’s findings, conclusions and recommendations; the risk that required SEC reports, including but not limited to the Form 10-Q for the first quarter of 2025, may not be able to be filed on a timely basis and the related consequences thereof, including the potential receipt of a notice of failure to satisfy a continued listing rule or standard by NASDAQ; the expenses incurred to date, and expected to be incurred in the future, related to the investigation, including costs associated with legal, accounting, and professional services associated with the investigation; and the greater risks associated with litigation and/or government and regulatory proceedings. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Statement regarding preliminary financial results
This press release contains preliminary financial results which are unaudited and based on current expectations and may be adjusted as a result of, among other things, completion of quarterly review procedures.
Contacts
Investors:
Todd Friedman
ir@pacb.com
Media:
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2025	December 31, 2024	March 31, 2024
Revenue:
Product revenue	$31,113	$34,098	$35,009
Service and other revenue	6,040	5,126	3,801
Total revenue	37,153	39,224	38,810
Cost of Revenue:
Cost of product revenue (1)	26,333	23,476	22,447
Cost of service and other revenue	3,778	3,469	3,738
Amortization of acquired intangible assets	4,345	2,221	1,343
Loss on purchase commitment (1)	4,068	—	—
Total cost of revenue	38,524	29,166	27,528
Gross (loss) profit	(1,371)	10,058	11,282
Operating Expense:
Research and development (1)	29,053	27,466	43,455
Sales, general and administrative (1) (2)	40,168	41,641	43,753
Impairment charges (3)	15,000	91,300	—
Amortization of acquired intangible assets (4)	362,042	4,629	5,506
Change in fair value of contingent consideration (5)	(18,700)	(1,950)	(70)
Total operating expense	427,563	163,086	92,644
Operating loss	(428,934)	(153,028)	(81,362)
Gain on debt restructuring (6)	—	154,407	—
Interest expense	(1,737)	(2,757)	(3,575)
Other income, net	4,294	4,065	6,759
(Loss) income before income taxes	(426,377)	2,687	(78,178)
Income tax (benefit) provision	(302)	316	—
Net (loss) income	$(426,075)	$2,371	$(78,178)

Net (loss) income per share:
Basic	$(1.44)	$0.01	$(0.29)
Diluted	$(1.44)	$(0.49)	$(0.29)

Weighted average shares outstanding used in calculating net (loss) income per share:
Basic	296,858	282,999	269,578
Diluted	296,858	306,892	269,578
(1)Balances for the three months ended March 31, 2025 include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)Balance for the three months ended December 31, 2024 includes restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(3)In-process research and development ("IPR&D") impairment charge during the three months ended March 31, 2025 was driven primarily by macroeconomic factors and restructuring initiatives, including the focus on long-read innovation, resulting in changes to the timing and amounts of cash flows. Goodwill and IPR&D impairment charges during the three months ended December 31, 2024 were related to a significant increase in the carrying value of the reporting unit resulting primarily from the troubled debt restructuring, and changes in the timing and amount of expected future cash flows due to macroeconomic uncertainties, among other factors.
(4)Balance for the three months ended March 31, 2025 includes accelerated amortization of acquired intangible assets related to restructuring initiatives. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(5)Change in fair value of contingent consideration in all periods presented was due to fair value adjustments of a milestone payment payable upon the achievement of a milestone event.

(6)Gain on debt restructuring during the three months ended December 31, 2024, represents the gain resulting from the November 2024 convertible notes exchange transaction.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	March 31, 2025	December 31, 2024
Assets
Cash and investments	$343,110	$389,931
Accounts receivable, net	31,645	27,524
Inventory, net	54,007	58,755
Prepaid expenses and other current assets	15,471	18,781
Property and equipment, net	24,794	30,505
Operating lease right-of-use assets, net	44,408	16,091
Restricted cash	2,222	2,222
Intangible assets, net	18,182	389,572
Goodwill	317,761	317,761
Other long-term assets	9,189	9,305
Total Assets	$860,789	$1,260,447

Liabilities and Stockholders' Equity
Accounts payable	$14,037	$16,590
Accrued expenses	29,337	22,595
Deferred revenue	21,096	19,764
Operating lease liabilities	52,897	24,940
Contingent consideration liability	—	18,700
Convertible senior notes, net	646,214	647,494
Other liabilities	5,570	3,770
Stockholders' equity	91,638	506,594
Total Liabilities and Stockholders' Equity	$860,789	$1,260,447

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2025	December 31, 2024	March 31, 2024
GAAP net (loss) income	$(426,075)	$2,371	$(78,178)
Change in fair value of contingent consideration (1)	(18,700)	(1,950)	(70)
Gain on debt restructuring (2)	—	(154,407)	—
Impairment charges (3)	—	91,300	—
Amortization of acquired intangible assets	7,128	6,850	6,849
Income tax benefit (4)	(546)	—	—
Restructuring (5)	393,788	493	—
Non-GAAP net loss	$(44,405)	$(55,343)	$(71,399)

GAAP basic net (loss) income per share	$(1.44)	$0.01	$(0.29)
Change in fair value of contingent consideration (1)	(0.06)	(0.01)	—
Gain on debt restructuring (2)	—	(0.55)	—
Impairment charges (3)	—	0.32	—
Amortization of acquired intangible assets	0.02	0.02	0.03
Restructuring (5)	1.33	—	—
Other adjustments and rounding differences	—	0.01	—
Non-GAAP basic net loss per share	$(0.15)	$(0.20)	$(0.26)

GAAP gross (loss) profit	$(1,371)	$10,058	$11,282
Amortization of acquired intangible assets	4,345	2,221	1,343
Restructuring (5)	12,027	—	—
Non-GAAP gross profit	$15,001	$12,279	$12,625

GAAP gross (loss) profit %	(4)%	26%	29%

Non-GAAP gross profit %	40%	31%	33%

GAAP total operating expense	$427,563	$163,086	$92,644
Change in fair value of contingent consideration (1)	18,700	1,950	70
Impairment charges (3)	—	(91,300)	—
Amortization of acquired intangible assets	(2,783)	(4,629)	(5,506)
Restructuring (5)	(381,761)	(493)	—
Non-GAAP total operating expense	$61,719	$68,614	$87,208
(1)Change in fair value of contingent consideration in all periods presented was due to fair value adjustments of a milestone payment payable upon the achievement of a milestone event.
(2)Gain on debt restructuring during the three months ended December 31, 2024, represents the gain resulting from the November 2024 convertible notes exchange transaction.
(3)Goodwill and IPR&D impairment charges during the three months ended December 31, 2024 were related to a significant increase in the carrying value of the reporting unit resulting primarily from the troubled debt restructuring, and changes in the timing and amount of expected future cash flows due to macroeconomic uncertainties, among other factors.
(4)A deferred income tax benefit during the three months ended March 31, 2025 is primarily related to the change in the deferred tax liability balance resulting from the accelerated amortization of acquired intangible assets and impairment of IPR&D.
(5)For the three months ended March 31, 2025, restructuring costs related to the 2025 plan included $7.7 million in excess inventory and $3.8 million in purchase commitment losses included in cost of revenue, as well as operating expenses of $4.6 million in employee separation costs, $2.4 million in accelerated depreciation, a $15.0 million IPR&D impairment, and $359.3 million in accelerated amortization of acquired intangibles. For the three months ended December 31, 2024, restructuring costs related to the 2024 plan primarily reflected charges from the San Diego office abandonment.